Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp Reports Record Quarterly and Full-Year Earnings, with Assets Exceeding $1.3 Billion; Establishes 2005 Earnings Guidance

RANCHO CUCAMONGA, Calif., Jan. 18, 2005  -- Vineyard National Bancorp (NASDAQ: VNBC), and its subsidiary Vineyard Bank, today reported record earnings for the year ended December 31, 2004 of $14.0 million, or $1.55 per diluted share, compared with net earnings of $8.0 million, or $1.09 per diluted share, for the year ended December 31, 2003. The growth in earnings of $6.0 million represented an increase of 75% over the comparable period last year. Diluted earnings per share increased 42%, which produced a return on average common equity of approximately 29%.

Earnings for the fourth quarter ended December 31, 2004 were $4.1 million, or $0.43 per diluted share, as compared to earnings of $2.6 million, or $0.29 per diluted share, for the comparable period in 2003, an increase of $1.5 million or approximately 57%. Net earnings for the fourth quarter of 2004 produced an annualized return on average common equity of approximately 22% for the period.

All diluted earnings per share amounts have been adjusted to reflect the Company’s 2 for 1 stock split which occurred in the third quarter of 2004, converted Series B preferred stock which occurred during the second quarter of 2004, and new shares of common stock issued in private placement offerings completed in the second and fourth quarters of 2004, stock options outstanding, warrants outstanding to acquire its shares and stock dividends.

Earnings Guidance and Market Sensitivity:

Continuing its annual practice, management of the Company has established an initial earnings estimate for the year ending December 31, 2005 with a range of $1.90 to $2.05 per diluted share, which incorporates all shares now outstanding and anticipated to be issuable through options, rights or warrants.  Within each subsequent reporting period, management will update the range given the current economic and market factors.

This range takes into account the recent issuance of additional common stock during the fourth quarter, and the impact of increasing market interest rates on the Company’s net interest income and net interest margin, and the ultimate impact upon the product lines that are offered in the Company’s communities.

With the recent capital offerings of both common stock and trust preferred securities, the Company believes it has sufficient capital and resources to effectively execute its growth strategies while still providing sufficient flexibility to take advantage of opportunities not yet presented to management.
The Company principally operates its lending activities within the Inland Empire region of Southern California, and the coastal communities of Los Angeles and Orange counties.  The Inland Empire region is one of the fastest growing areas in California driven by affordable housing, and commercial income property development.  Residential coastal construction continues to be supported by continued strong demand for high-end housing due to scarcity of product and regional wealth creation.

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Management has also reviewed the levels of investment made into the Company’s infrastructure in order to support its efforts, and believes that the increases made in personnel, technology, facilities and marketing support should be adequate to support its efforts as the Company enters the fifth year of its strategic plan.

Operating Results:

For the full year ended December 31, 2004, the Company’s net interest income before its provision for loan losses increased by $24.8 million, or 88%, as compared with the same period in 2003, to a level of $53.0 million.  These results produced a net interest margin of 4.8% for the period, a slight increase from the 4.7% level for the comparable period in 2003.

Other operating income for the full year ended December 31, 2004 was $5.5 million, or 6% less than the same period in 2003. During 2004, the Company realized $0.4 million in net gains on the sale of investment securities as compared to $2.1 million in the comparable period in 2003. Other income increased within this period from the origination and sale of SBA loans and depository service charge fees.  Revenue related to the Company’s SBA operations now approximates $3.0 million, an increase of $1.0 million during 2004 as compared to the same period in 2003.

Total net revenues (net interest income before provision for loan losses and other operating income) for the full year ended December 31, 2004 increased by $24.5 million, or 72%, as compared to the same period in 2003.

The Company’s continuing efforts to balance the composition of its loan portfolio, together with servicing the existing product lines previously introduced during the previous four years, has enabled its earning assets to grow while effectively minimizing interest rate sensitivity.  During 2004, multi-family (apartment) financings, commercial income property and SFR coastal construction accounted for more than two-thirds of the net increase in the loan portfolio growth, followed by lesser increases in affordable housing construction, commercial/business and consumer lending.

All of these products have assisted the Company in expanding and diversifying its earning-asset base, which helped increase total assets to a level of $1.3 billion as of December 31, 2004.  Total assets were $887.8 million at December 31, 2003, and $385.9 million at December 31, 2002.

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"We have just completed our fourth year of operations under our strategic plan, and have driven Vineyard Bank into a desirable position of servicing the needs and opportunities of the Inland Empire. We enter the coming year well-positioned to take advantage of continuing opportunities, and will look toward expanding product lines and geographic markets. Our success continues to be built around the efforts of an incredible team of relationship bankers, now numbering close to 300," stated Norman Morales, President and Chief Executive Officer.

He also added, "Our recent capital offerings will afford us the resources to expand our operations, broaden our revenue sources, and seek out additional banking personnel for the next phase of our strategic plan. We are able to compete more effectively with other financial institutions, while being able to take advantage of the flexibility that our structure provides us."

The Company’s growth in its loan portfolio for the full year ended December 31, 2004 produced an increase of $430.0 million, or 72%, bringing loans, net of deferred fees and costs outstanding to $1.0 billion.  Loans, net of deferred fees and costs outstanding at December 31, 2003 were $597.0 million.  As previously announced during the third quarter of 2004, the Company initiated a program of loan participations with other community and regional banks in order to create additional liquidity and servicing income, balance certain geographic and product concentrations, and support borrower relationships with increasing credit requirements. During the fourth quarter, the Company completed participations sold amounting to $45.1 million.

Credit quality continues to remain strong, with no nonperforming loans at December 31, 2004, and net charge-offs for the full year of 2004 as a percentage of average gross loans at 0.03%. Both of these credit quality measurements compare favorably to the Western peer group of similarly sized banks.

The Company’s continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $5.7 million for the full year ended December 31, 2004, compared to $3.7 million for the same period in 2003.  This contributed to the increase of the allowance for possible loan losses to $13.0 million, or 1.3% of gross loans outstanding at quarter end.  The Company will continue to build the allowance for possible loan losses in the future as it expands its loan portfolio both in size and diversity of product lines.

For the full year ended December 31, 2004, total deposits increased by $362.2 million, or 60%, to $965.5 million, as compared to year-end 2003’s level of $603.3 million.  With the growth of the Company’s earning-asset base, the focus on core deposit growth within the nine community banking centers has increased with significant additions in relationship and business development personnel.  The Company’s demand deposits increased by approximately $33.3 million during the full year of 2004, or 35%, bringing the total amount of demand deposits to approximately $127.5 million.

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The Company’s cost of deposits of approximately 1.9% remains consistent with the levels experienced over the past four years while it has increased the total deposit base by nearly 900% to its levels of today. The Company’s average community banking center now has deposits in excess of $100 million, which allows the Company to leverage the facilities and personnel commitments to the advantage of the banking relationships. Continued focus will be centered on the recruitment of senior relationship personnel to fill in contiguous market opportunities.

Total operating expenses for the full year ended December 31, 2004 were $29.1 million, an increase of $12.3 million or 74% over the same period in 2003.  The Company has added significant resources to its operating areas in relationship management and business development, credit administration, information technology, facilities, marketing and corporate services to support the growth realized over the past four years.  This has, in turn, increased the costs associated with salaries, cash incentives and benefits for the full year of 2004 to $16.7 million, representing 57% of total operating costs.

The Company’s efficiency ratio, which measures the relationship of total operating expenses to total operating income, was 50% for the full year of 2004, as compared with 49% for the same period in 2003.

For the full year of 2004, the Company’s income tax provision was $9.7 million as compared to $5.5 million in the same period in 2003, producing an effective income tax rate of 40.9%.

The Bank continues to be "well-capitalized" pursuant to the guidelines established by regulatory agencies.  To be considered "well-capitalized" an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater.  The Bank’s total risk-based and leverage capital ratios were 13.5% and 11.3% at December 31, 2004, respectively.

As a continuing component to its Shareholders’ Relations Program, the Company has prepared a presentation describing its operating performance and strategies.  The presentation may be accessed at www.vineyardbank.com.

Vineyard National Bancorp operates Vineyard Bank, a community bank principally located in the Inland Empire region of Southern California.  The Bank operates nine full-service branches located in Rancho Cucamonga, Chino, Corona, Crestline, Diamond Bar, Irwindale, Lake Arrowhead, La Verne, and Manhattan Beach, in addition to loan production offices in Irvine, San Diego and Anaheim.  Shares of the Company’s common stock are traded on the NASDAQ National Market System under the ticker symbol VNBC.

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This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently unreliable and actual results may vary.  Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices
9590 Foothill Boulevard, Rancho Cucamonga, California 91730  Tel: (909) 581-1668  Fax: (951) 278-0041, Email address: shareholderinfo@vineyardbank.com

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VINEYARD NATIONAL BANCORP
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	December 31,		December 31,
	2004		2003		$ Change	% Change
	(unaudited)		(audited)

Assets
Federal funds sold	$2,000		$39,400		$(37,400)	-95%
Investment securities available-for-sale	223,480		202,068		21,412	11%

Loans	1,027,037		597,007		430,030	72%
Less allowance for loan losses	(13,001)		(7,537)		(5,464)	72%
Net loans	1,014,036		589,470		424,566	72%
Total Earnings Assets	1,239,516		830,938		408,578	49%

Cash and due from banks	20,551		18,842		1,709	9%
Premises and equipment, net	11,912		9,435		2,477	26%
Other assets	39,045		28,585		10,460	37%
Total Assets	$1,311,024		$887,800		$423,224	48%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$127,466		$94,162		$33,304	35%
Interest-bearing	838,080		509,164		328,916	65%
Total Deposits	965,546		603,326		362,220	60%

Federal Home Loan Bank advances	177,000		182,000		(5,000)	-3%
Subordinated debentures	5,000		5,000		-	0%
Junior subordinated debentures	71,139		38,147		32,992	86%
Other liabilities	7,112		7,152		(40)	-1%
Total Liabilities	1,225,797		835,625		390,172	47%

Stockholders' Equity
Series A perpetual preferred stock	-		2,450		(2,450)	-100%
Series B convertible preferred stock	-		26,549		(26,549)	100%
Unallocated ESOP shares	(6,856)		-		(6,856)	100%
Common stock equity	94,821		26,264		68,557	261%
Cumulative other comprehensive loss	(2,738)		(3,088)		350	N/A
Total Stockholders' Equity	85,227		52,175		33,052	63%
Total Liabilities and Stockholders' Equity	$1,311,024		$887,800		$423,224	48%

Total non-performing loans/Gross Loans	0.00%	(1)	0.03%	(1)

Number of Shares of Common Stock Outstanding	9,289,947	(2)	6,291,430	(4)
Number of Shares of Common Stock,
assuming exercise of additional investment rights (3)	9,410,722	(2)	N/A

Net Book Value of Common Stock	$9.17		$3.68	(4)
Net Book Value of Common Stock,
excluding other comprehensive loss	$9.47		$4.17	(4)
Net Book Value of Common Stock,
assuming exercise of additional investment rights (3)	$9.45		N/A

(1) Total non-performing loans includes non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at period end excludes 291,994 unallocated ESOP shares.
(3) In connection with a private placement of common stock which was completed on December 10, 2004, additional investment rights were granted to investors to purchase common stock at a price of $31.05.
(4) Number of shares and book value per share were adjusted to reflect the 2:1 stock split in August 2004 and the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Year Ended December 31,

	2004	2003		$ Change	% Change
	(unaudited)	(audited)
Interest Income
Loans, including fees	$66,374	$31,080		$35,294	114%
Investment securities and Federal funds sold	8,682	8,457		225	3%
Total Interest Income	75,056	39,537		35,519	90%

Interest Expense
Deposits	15,742	8,281		7,461	90%
Other borrowings	6,312	3,102		3,210	103%
Total Interest Expense	22,054	11,383		10,671	94%

Net Interest Income	53,002	28,154		24,848	88%
Provision for loan losses	5,734	3,710		2,024	55%
Net interest income after provision for loan losses	47,268	24,444		22,824	93%

Other Income
Fees and service charges	1,783	1,484		299	20%
Gain on sale of SBA loans and SBA broker fee income	2,973	1,988		985	50%
Net gain on sale of investment securities	388	2,137		(1,749)	-82%
Other income	313	219		94	43%
Total Other Income	5,457	5,828		(371)	-6%

Gross Operating Income	52,725	30,272		22,453	74%

Operating Expenses
Salaries and benefits	16,712	8,983		7,729	86%
Occupancy and equipment	4,810	2,666		2,144	80%
Other operating expenses	7,547	5,091		2,456	48%
Total Operating Expenses	29,069	16,740		12,329	74%

Earnings before income taxes	23,656	13,532		10,124	75%
Income tax provision	9,669	5,540		4,129	75%
Net Earnings	$13,987	$7,992		$5,995	75%

Weighted average shares outstanding used in
diluted EPS calculation	8,929,844	7,193,604

Earnings per common share
Basic	$1.72	$1.21	(5)	$0.52	43%
Diluted	$1.55	$1.09	(5)	$0.46	42%

Efficiency Ratio	50%	49%

(5) Earnings per share were adjusted to reflect the 2 for 1 stock split in August 2004 and the 5% stock dividend paid in January 2004.

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VINEYARD NATIONAL BANCORP
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Three Months Ended December 31,

	2004	2003		$ Change	% Change
	(unaudited)	(audited)
Interest Income
Loans, including fees	$19,205	$10,435		$8,770	84%
Investment securities and Federal funds sold	2,300	2,898		(598)	-21%
Total Interest Income	21,505	13,333		8,172	61%

Interest Expense
Deposits	4,858	2,610		2,248	86%
Other borrowings	1,890	980		910	93%
Total Interest Expense	6,748	3,590		3,158	88%

Net Interest Income	14,757	9,743		5,014	51%
Provision for loan losses	901	1,500		(599)	-40%
Net interest income after provision for loan losses	13,856	8,243		5,613	68%

Other Income
Fees and service charges	416	390		26	7%
Gain on sale of SBA loans and SBA broker fee income	659	544		115	21%
Net gain on sale of investment securities	181	566		(385)	-68%
Other income	146	46		100	217%
Total Other Income	1,402	1,546		(144)	-9%

Gross Operating Income	15,258	9,789		5,469	56%

Operating Expenses
Salaries and benefits	5,085	3,013		2,072	69%
Occupancy and equipment	1,342	909		433	48%
Other operating expenses	1,958	1,476		482	33%
Total Operating Expenses	8,385	5,398		2,987	55%

Earnings before income taxes	6,873	4,391		2,482	57%
Income tax provision	2,810	1,796		1,014	56%
Net Earnings	$4,063	$2,595		$1,468	57%

Weighted average shares outstanding used in
diluted EPS calculation	9,396,669	8,692,438

Earnings per common share
Basic	$0.46	$0.33	(5)	$0.13	39%
Diluted	$0.43	$0.29	(5)	$0.14	48%

Efficiency Ratio	52%	48%

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Year Ended December 31,
	2004			2003
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross Loans	$908,829	$66,374	7.30%	$405,973	$31,080	7.66%
Investment securities (6) and federal funds sold	203,386	8,682	4.27%	192,457	8,457	4.39%
Total interest-earning assets	1,112,215	75,056	6.75%	598,430	39,537	6.61%
Other assets	59,414			27,923
Less: allowance for possible loan losses	(10,472)			(4,990)
Total average assets	$1,161,157			$621,363

Liabilities and Stockholders' Equity
Interest-bearing deposits (7)	$708,997	15,742	2.22%	$364,524	8,281	2.27%
Other borrowings	270,770	6,312	2.33%	148,204	3,102	2.09%
Total interest-bearing liabilities	979,767	22,054	2.25%	512,728	11,383	2.22%
Demand deposits	115,045			75,370
Other liabilities	6,749			4,784
Total average liabilities	1,101,561			592,882

Series A perpetual preferred stock	930			2,450
Series B convertible preferred stock	9,775			6,734
Common stock equity, net of
cumulative other comprehensive loss	48,891			19,297
Stockholders' equity	59,596			28,481
Total liabilities and stockholders' equity	$1,161,157			$621,363

Net interest spread (8)			4.50%			4.39%
Net interest margin (9)		$53,002	4.77%		$28,154	4.70%

Return on Average Assets			1.20%			1.29%
Return on Average Common Equity			28.61%			41.42%
Return on Average Total Equity			23.47%			28.06%
Net Charge-off's/Average Gross Loans			0.03%			0.02%

(6) The yield for investment securities is based on historical amortized cost balances.
(7) Includes savings, NOW and money market deposit accounts.
(8) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(9) Net interest margin is computed by dividing net interest income by total average earning assets.

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VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	For the Three Months Ended December 31,
	2004			2003
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross Loans	$1,034,893	$19,205	7.38%	$539,960	$10,435	7.67%
Investment securities (6) and federal funds sold	217,935	2,300	4.20%	267,263	2,898	4.30%
Total interest-earning assets	1,252,828	21,505	6.83%	807,223	13,333	6.55%
Other assets	66,367			32,529
Less: allowance for possible loan losses	(12,466)			(7,025)
Total average assets	$1,306,729			$832,727

Liabilities and Stockholders' Equity
Interest-bearing deposits (7)	$835,130	4,858	2.31%	$480,740	2,610	2.15%
Other borrowings	266,550	1,890	2.82%	206,133	980	1.89%
Total interest-bearing liabilities	1,101,680	6,748	2.44%	686,873	3,590	2.07%
Demand deposits	125,539			91,436
Other liabilities	6,836			4,567
Total average liabilities	1,234,055			782,876

Series A perpetual preferred stock	-			2,450
Series B convertible preferred stock	-			26,549
Common stock equity, net of
cumulative other comprehensive loss	72,674			20,852
Stockholders' equity	72,674			49,851
Total liabilities and stockholders' equity	$1,306,729			$832,727

Net interest spread (8)			4.39%			4.48%
Net interest margin (9)		$14,757	4.69%		$9,743	4.79%

Return on Average Assets			1.24%			1.24%
Return on Average Common Equity			22.24%			49.37%
Return on Average Total Equity			22.24%			20.65%
Net Charge-off's/Average Gross Loans			0.00%			-0.01%

(6) The yield for investment securities is based on historical amortized cost balances.
(7) Includes savings, NOW and money market deposit accounts.
(8) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(9) Net interest margin is computed by dividing net interest income by total average earning assets.

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